Norman L. Frohreich President and Chief Executive Officer FullCircle Registry, Inc 161 Alpine Drive Shelbyville, KY 40065-8878 Phone: (502) 410-4500 Fax: (502) 633-6163 Direct: 574-238-3699

FullCircle Registry Announces Revenue and Financial Improvements For 2012 and Signs Agreement With HFP Capital Markets, LLC.

February 14, 2013

Dear fellow FullCircle Registry Shareholders,

The Board of Directors of FullCircle Registry, Inc., is pleased to announce a strong increase in revenues and financial improvements for fiscal year 2012.

Our financial statements for 2012, subject to audit, reflect several milestones for 2012 including:

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Total revenue increased to $1,943,927 in 2012 vs. $1,265,397 in 2011, a 54% increase.

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Gross Profit increased to $1,076,327 in 2012 vs. $427,413 in 2011, a 66% increase.

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EBIT Profit improved to $121,390 in 2012 vs. ($193,780) in 2011, a 163% increase.

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EBITDA Profit improved to $435,524 in 2012 vs. $54,046 in 2011, a 706% increase.

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The interest rate on our mortgage at Georgetown 14 was renegotiated down to 5.25% from 6.25%.

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Net Loss reduced  to $369,784 in 2012* vs. $570,302 in 2011, a 35% decrease.

*Note:  Net Loss includes $86,040 Amortization Expense and a $228,094 Depreciation Expense for a total of $314,134 non-cash expenses.  In addition, in 2012 our property taxes expenses increased by $62,751, a 48% increase.

In 2012 our financial statements reflect continued success with our Georgetown 14 acquisition as management is continuing to refine our operations at that theater.  Continued improvements in our financial statements are expected in 2013.  Additional marketing events and theater refinements are in motion to make Georgetown 14 a destination theater attracting patrons from greater distances; our surrounding street infrastructure was improved as well, and both Interstate exits servicing our theater.

The City of Indianapolis is planning a $100 million improvement to the Indianapolis Motor Speedway located just one mile from our theater.  Across Lafayette Road, the City of Indianapolis is planning a four-acre international sports complex.

Isaac Boutwell and Dave Allen resigned from the board in June 2012.  As sole director, Norman Frohreich appointed Mr. Carl Austin and Alec Stone to the board.  Alec Stone is our new chairman.  Mr. Austin is a retired successful businessman and Mr. Stone is a prominent attorney in Brandenburg, Kentucky.

In August 2012 Mr. Austin and Mr. Stone agreed to purchase Isaac Boutwell’s 13,787,062 common shares becoming the two largest shareholders in FullCircle.  The transaction was completed recently.

Mr. Randall Clauson has been appointed to become an officer at FullCircle as secretary.  Mr. Clauson is a retired businessman from Elizabethtown, Kentucky and is also a major stockholder in FullCircle.  Mr. Clauson replaces Mr. Brion Tinsley who resigned to spend more time enjoying his retirement.

Mr. Frohreich’s agreement to continue as President and CEO was renewed by the board in our January 15th board meeting.  Mr. Frohreich receives no cash compensation and works for FullCircle shares.

See us online at www.FullCircleRegistry.com

Capital and Merger & Acquisition Activity:

As has been reported in each of our previous 10-Qs and 10-Ks, we continue to interview prospective companies for acquisition.  Not all prospective private companies fit our business model.  Our target merger candidates must be private and must be profitable and have sufficient equity to improve the FullCircle book value.  We must be able to purchase these companies with our shares (Think Warren Buffett).  However, capital is necessary since any merger requires expensive accounting and attorney services.

The major stumbling block has been access to capital to move the company forward.  The recession and slow growth economy have made the capital hard to find and the companies that are engaged in providing capital are too expensive.  Most that were researched required discounts of 30-50% below our lowest market bid price.  The potential dilution of our shares was unacceptable because it was not balanced with equity.  Many had toxic clauses in their agreements.   In the last four years Frohreich has interviewed over 30 financial funding companies with terms that were not acceptable.  Frohreich contacted many of our current stockholders for capital considerations, and since most are active business owners, they have been reluctant to provide sufficient capital for us to proceed with our company acquisitions.  These individuals needed to preserve their capital to protect their businesses.

Saving our best news until last.

The one company that Frohreich wished to engage had limitations on the size of their client companies and also required a track record of improved performance in the financials.  Conversations and conference calls occurred for many months with Frohreich and our new board members.

NOW that our financials have substantially improved, we were accepted and the board has elected to enter into a partnership agreement with HFP Capital to not only explore providing access to capital but many other services including providing candidates for our acquisitions.  We believe that the details of our agreement are important to share with our stockholders.  Consequently, we filed an 8K today since this agreement has a material effect on FullCircle and, to attract attention to the financial markets, we also filed a PR today directed at the investment buy side financial institutions and investors.

As we proceed in this new venture with HFP, it must be mentioned that we may find it necessary to increase our authorized shares to have the necessary treasury shares for any acquisition or merger that may occur.  This increase in authorized shares will not have an adverse effect on the valuation of FullCircle because the anticipated additional equity from the purchased company will offset the increase of our outstanding shares.

As previously discussed our long term goal will be to move to the NASDAQ.  After several acquisitions occur with sustainable revenue and profits, we should be able to complete a reverse split so that our share price is at a level that is acceptable for a NASDAQ application.

HFP Capital Markets, LLC

With the recent financial performance listed above, HFP Capital Markets accepted FullCircle on February 4th this year.  The PR that was released today identifies its plans and our agreements.  It is with GREAT pleasure that the Board of Directors can announce that we have found a full partner relationship to assist us in our mission.  One of the KEY factors in this decision is that HFP is experienced in providing access to private companies that wish to become public or merge with public companies so that they are able to experience liquidity in their equity. HFP reports that it has successfully assisted other companies in, not only sourcing acquisition candidates, but also working alongside its clients to the successful completion of those mergers.

HFP has communicated to us that the timing is very good for our business model.  Many entrepreneurs have developed their companies, and now that they have reached retirement age, they have no exit capabilities because banks are not lending to their potential buyers.  They have very few options to convert their equity into liquidity.

Some of the companies that HFP has assisted are:  Toro, Snap On Tools, Lincoln Electric, SES Energy Systems, CyberOptics, Sykes, Textainer, Acorn Energy, etc.  The list is very long with many recognizable names.  HFP provides services to both public and private companies alike.  .

See us online at www.FullCircleRegistry.com

The following Public Release was sent out to the financial markets and institutional investors today:

FullCircle Registry, Inc., Announces Agreement with HFP Capital Markets, LLC

Shelbyville, KY, February 14, 2013 (OTC Bulletin Board: FLCR) FullCircle Registry Corporation is pleased to announce that it has entered into an agreement with HFP Capital Markets, LLC of New York, N.Y.

In part, here are excerpts from the agreement.

As FullCircle (The Company) seeks to prepare itself for the next phase of its success, HFP Capital will guide the Company through this process.   HFP will provide the financial deep bench to help management navigate this critical time and ultimately execute the established plan.

FULLCIRCLE REGISTRY SCOPE OF WORK PROPOSAL

The HFP advisory team believes now is the best time to begin this process because of the financial progress FullCircle has enjoyed in the recent past. This coupled with attractive valuations and the continued acceptance of the public holding company/Buffet Model is very encouraging. If FullCircle is able to get to a critical mass, we believe there is an enormous amount of opportunity and value for The Company and its shareholders.

Phase One

The following is a partial list overview of the services the HFP team will provide in order to best position FullCircle for the future. We believe these items will best position the company to become an attractive investment while simultaneously taking advantage of favorable Mergers & Acquisitions valuations.

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Deep dive into Company financials to assess needs

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Provide project based market data on industry verticals

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Companies chosen for FullCircle portfolio must be intrinsically “Undervalued” based on book value

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Identified companies must have an able, motivated and trustworthy management team

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Initiate outreach and meaningful discussions with current legacy shareholder base

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Update financial databases that are most frequently used by investing public (i.e. Bloomberg, Yahoo, Cap IQ)

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Work with management to establish an executable timeline and action plan for the next 3 years

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Create/ rework current investor presentation based on corporate strategy moving forward

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Acquisitions targets

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Institutional investors

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Retail Investors

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Commercial partners

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Financial & strategic buyers

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Begin preparing FullCircle to be introduced to specific strategic and financial partners

Phase Two

Once a discernible roadmap and action plan have been established and executed, HFP Corporate advisory will move into its next phase of support. With the overall goal of driving shareholder value we have identified four main targeted areas that the HFP team will seek to address. Each of these items will be attacked and monitored directly by our Advisory Team.

See us online at www.FullCircleRegistry.com

Corporate Access

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Increased efficiency, quality and measurability of a sustained marketing effort

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Increased Institutional Awareness and Participation to include institutions with long term (buy and hold) investment horizons and consistent coverage of portfolio managers and analyst regarding all things regarding FLCR.

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Increase in liquidity to include exposure to:  The hedge fund community, smaller asset managers and to quality high net worth investors and family office groups.

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Expansion of research coverage

HFP states that they will be spending time with both the retail and institutional investment community which is of paramount importance for FullCircle. These meetings provide the investor community with valuable insight into the company’s operations, management team, long term objectives and strategic vision. More important than just scheduling meetings, HFP Capital will work with FLCR to put The Company in front of the “right” investors.

HFP Capital has relationships with over 200 institutional investors and thousands of retail investors and will work with FullCircle to position the Company with these clients. The Corporate Access team will provide detailed feedback from each meeting to FLCR as well as stay in front of these investors with up to date information about The Company.

Once phase one is complete the advisory team recommends that management meet with portfolio managers, analysts and high net worth investors at least twice a quarter (one on one meetings and/or conference calls). It is our belief that a consistent and controlled commitment will have a significant impact on shareholder value.

PR Information Contact:

Norman L. Frohreich, President and CEO, FullCircle Registry, Inc. 574-238-3699

HFP Capital Markets, LLC, Corporate Office 866-807-4991

In closing, 2012 was a very good transition year for FullCircle.  With access to acquisitions and capital, we should experience a positive impact on our market value as well as the market price of our shares.  It is our intent to increase our investor base from 640 shareholders to 2,000 shareholders over the next 18 months.  It is our direction to attract buy and hold investors.  Our stock is available on the open OTC market under the symbol FLCR.

I have announced to everyone that I am always available by phone and I enjoy visiting with our stockholders. We are trying to collect email addresses from all our stockholders. Please send us your email address and we will send you our announcements immediately when they occur.   We expect that several positive announcements will be released in 2013.

Sincerely,

/s/ Norman L. Frohreich

Norman L. Frohreich, President and CEO

Direct line: 574-238-3699

Forward-Looking Statements  This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements as to future operating results and plans that involve risks and uncertainties. We use words such as “expects”, “anticipates”, “believes”, “estimates”, the negative of these terms and similar expressions to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.

See us online at www.FullCircleRegistry.com